EXECUTION VERSION

Amendment NO. 1, dated as of April 25, 2012 (this “Amendment”), to the Credit Agreement, dated as of March 6, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CCO HOLDINGS, LLC (the “Borrower”), the lenders parties thereto (the “Lenders”), WELLS FARGO BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the other parties thereto.
The Borrower has requested an amendment to the Credit Agreement pursuant to which certain provisions of the Credit Agreement will be amended as set forth herein.
By their execution hereof, each of the undersigned Lenders consent to the changes in this Amendment.
Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders party hereto hereby agree as follows:
ARTICLE ONE
DEFINED TERMS
Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
ARTICLE TWO

AMENDMENTS

Effective as of the Amendment No. 1 Effectiveness Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by:

(i)replacing the definition of “Change of Control” in its entirety with the following:

“Change of Control” means the occurrence of any of the following:
(1)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, or of a Parent and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Parent, the Borrower or a Restricted Subsidiary;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Borrower or a Parent (except the liquidation of any Parent into any other Parent);
(3)    the consummation of any transaction, including any merger or consolidation, the result of which is that any “person” (as defined above) other than a Parent becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower or a Parent, measured by voting power rather than the number of shares; or
(4)    after the Amendment No. 1 Effectiveness Date, the first day on which a majority of the members of the Board of Directors of CCI are not Continuing Directors.
(ii)replacing the definition of “Investment Grade Rating” in its entirety with the following:

“Investment Grade Rating” means a rating equal to or higher than (x) in the case of Moody's, Baa3 (or the equivalent), (y) in the case of S&P, BBB- (or the equivalent) and (z) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clause (x) and (y).
(iii)adding the following definitions to such section in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of April 25, 2012.
“Amendment No. 1 Effectiveness Date” has the meaning assigned to such term in Amendment No. 1.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Rating Agencies” means (i) each of Moody's and S&P; and (ii) if either of Moody's or S&P ceases to provide a rating or fails to make a rating of CCI publicly available for reasons outside of CCI's control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, as amended, selected by CCI (as certified by a resolution of CCI's Board of Directors) as a replacement agency for Moody's or S&P, or both, as the case may be, that is reasonably acceptable to the Administrative Agent.
“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a transaction that, if consummated, would constitute a Change of Control and (b) the occurrence of such Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Ratings Entity, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.
“Ratings Entity” means (i) for so long as CCI (or the other relevant entity to which the “corporate family rating” (or equivalent term) applicable to the Borrower has been assigned) directly or indirectly owns a majority of the common Equity Interests of the Borrower and has not publicly announced a specific transaction pursuant to which CCI (or such other entity specified above) would cease to own a majority of the common Equity Interests of the Borrower, CCI (or such other entity specified above) and (ii) at any time that clause (i) does not apply, any Person whose “corporate family rating” (or equivalent term) is (or following the consummation of a transaction described in clause (i), will be) determined based expressly in whole or part on the fact that the Borrower is part of such Person's “corporate family rating” (or equivalent term).
“Ratings Event” means any of the following:
(1)    (a) (i) in the event that the Ratings Entity is the same both before and after the commencement of the applicable Ratings Decline Period, a downgrade by one or more gradations

(including gradations within ratings categories as well as between rating categories) or withdrawal of the “corporate family rating” (or equivalent term) of the Ratings Entity within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control) or (ii) in the event that the Ratings Entity immediately after the commencement of the applicable Ratings Decline Period is a Person other than the Ratings Entity immediately prior to the commencement of such Ratings Decline Period, such Ratings Entity has a “corporate family rating” (or equivalent term) lower than the “corporate family rating” (or equivalent term) of the Ratings Entity immediately prior to the commencement of such Ratings Decline Period and (b) following any such downgrade, the Ratings Entity does not have a “corporate family rating” (or equivalent term) that is an Investment Grade Rating from either Rating Agency; or
(2)    the Ratings Entity does not have a “corporate family rating” (or equivalent term) of at least B1 from Moody's and at least B+ from S&P (or the equivalent ratings in the case of any other Rating Agency), in each case, with a stable or positive outlook, at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period; or
(3)    the Ratings Entity does not have a “corporate family rating” (or equivalent rating) from at least two Ratings Agencies at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period.
(b)Section 6.16 of the Credit Agreement is hereby amended by replacing all references to “Change of Control” therein with “Change of Control Triggering Event”.
ARTICLE THREE
REPRESENTATION AND WARRANTIES; NO DEFAULTS
The Borrower hereby represents and warrants to each other party hereto that:
(a)The Borrower has the power and authority, and the legal right, to make, deliver and perform this Amendment. The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower. This Amendment constitutes a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)The execution, delivery and performance of this Amendment will not violate any material Requirement of Law or any material Contractual Obligation of any Designated Holding Company, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Pledge Agreement or permitted by Section 6.14).

(c)Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

(d)No Default or Event of Default has occurred and is continuing.

ARTICLE FOUR

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date (such date, the “Amendment No. 1 Effectiveness Date”) on which the Administrative Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders.
ARTICLE FIVE

MISCELLANEOUS

(a)Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. From and after the Amendment No. 1 Effectiveness Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

(b)Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

(d)Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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CCO HOLDINGS, LLC,
as Borrower

By:     /s/ Matt L. Derdeyn
Name: Matt L. Derdeyn
Title: Senior Vice President - Finance and Planning

Signature Page to Amendment No. 1 to Credit Agreement

LENDER SIGNATURE PAGE TO AMENDMENT
NO. 1 TO CREDIT AGREEMENT OF
CCO HOLDINGS, LLC

In lieu of signature pages, the following is a list of lenders that signed this amendment:
Invesco Van Kampen Senior Loan Fund
Invesco Van Kampen Senior Income Trust
Wells Fargo Principal Lending LLC (formerly Foothill Group, Inc.)
ING Investors Trust - ING T. Rowe Price
John Hancock Variable Insurance Trust - New Income Trust
T. Rowe Price Floating Rate Fund, Inc.
Penn Series funds, Inc. - Flexibly Managed Fund
T. Rowe Price Capital Appreciation Fund
Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund
Fidelity Summer Street Trust: Fidelity Series High Income Fund
TRS HY FNDS LLC
PIMCO Funds: PIMCO Senior Floating Rate Fund
PIMCO Cayman Bank Loan Fund
APIDOS CDO I
APIDOS CDO II
APIDOS CDO III
APIDOS CDO IV
APIDOS QUATTRO CDO
APIDOS CDO V
APIDOS CINCO CDO
ACA CLO 2005-1, LTD
ACA CLO 2006-1, LTD
ACA CLO 2006-2, LTD
ACA CLO 2007-1, LTD
SIERRA CLO II, LTD
SAN GABRIEL CLO I, LTD
APIDOS CLO VIII
U.A.I. (Luxenbourg) Investment S.a.r.l.
Citibank, N.A.
AMMC CLO III LIMITED
Carlyle Arnage CLO, LTD
Carlyle Azure CLO, LTD
Carlyle Bristol CLO, LTD
Carlyle Daytona CLO, LTD
Carlyle Global Market Strategies CLO 2011-1, LTD
Carlyle High Yield Partners IX, LTD
Carlyle High Yield Partners VI, LTD
Carlyle High Yield Partners X, LTD
Carlyle High Yield Partners VII, LTD
Carlyle High Yield Partners VIII, LTD
Carlyle McLaren CLO, LTD
Carlyle Vantage CLO, LTD
Carlyle Veyron CLO, LTD

Signature Page to Amendment No. 1 to Credit Agreement

Genesis CLO 2007-2 LTD
Mountain Capital CLO IV, LTD
Octagon Investment Partners VIII, LTD
Stichting Depositary APG Fixed Income Credits Pool
Toronto Dominion (Texas) LLC
Trimaran CLO IV LTD
Trimaran CLO V LTD
Trimaran CLO VI LTD
Trimaran CLO VII LTD
Baker Street Funding CLO 2005-1 Ltd.
Baker Street CLO II Ltd.
Baptist Health South Florida, Inc.
Blue Cross of Idaho Health Service, Inc.
Mountain View Funding CLO 2006-I, Ltd.
Mountain View CLO II Ltd.
Mountain View CLO III Ltd.
Ridge Worth Funds - Seix Floating Rate High Income Fund
Rochdale Fixed Income Opportunities Portfolio
Golden Knight II CLO, Ltd.
Lord Abbett Investment Trust-Lord Abbett Floating Rate Fund
Bank of America, N.A.
Barclays Bank PLC

Signature Page to Amendment No. 1 to Credit Agreement